Northeast Utilities

Performance Guaranty of Select Energy, Inc.

All Requirements Power Supply Agreement with Boston Edison Company

	This Performance Guaranty, dated November 30, 1998, of NORTHEAST UTILITIES, a Massachusetts business trust ("Guarantor"), is for the benefit of and delivered to Boston Edison Company, a Massachusetts corporation ("BECo").

Guarantor does hereby irrevocably guarantee, subject to the receipt of all necessary regulatory approvals, the performance by its subsidiary SELECT ENERGY, INC., a Connecticut corporation ("Select"), of all of its obligations, including all payment obligations ("Guaranteed Obligations") under the All Requirements Power Supply Agreement dated as of September 30, 1998 by and between Select, CL&P and BECo and the All Requirements Power Supply Agreement dated as of October 5, 1998, as amended as of November 30, 1998, by and between Select, CL&P and BECo (collectively, the "Supply Agreement"), at the times and in the manner provided therein. In addition, Guarantor hereby agrees to pay any and all costs and expenses (including fees and disbursements of counsel) incurred by BECo in enforcing any rights under this Guaranty.

	It is understood and agreed that Guarantor is not itself a public utility or an energy marketer or broker and that its fulfillment of this Performance Guaranty may take the form of arranging alternate capacity and energy supply resources on terms that are comparable to those agreed to by Select under the Supply Agreement, but at no greater cost or significantly different terms to BECo than if Select had fully performed the Guaranteed Obligations.

	It is understood and agreed that BECo shall draw on any letter of credit available to it furnished by Select to secure Select's obligations under the Supply Agreement or withdraw amounts available to BECo in any escrow account furnished by Select to secure Select's obligations under the Supply Agreement prior to enforcing any rights under this Performance Guaranty.

Guarantor has obtained the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 to enter into and perform this Performance Guaranty.

This Performance Guaranty may only be assigned, amended or modified by a writing signed by the parties hereto and is subject to, and its terms are governed by and must be interpreted under the laws of the Commonwealth of Massachusetts. No person, corporation or other entity may rely upon this Performance Guaranty other than BECO.

	No Trustee or shareholder of Guarantor shall be held to any liability whatever for any obligation under this Performance Guaranty, and such Performance Guaranty shall not be enforceable against any such Trustee in their or his or her individual capacities or capacity. This Performance Guaranty shall be enforceable against the Trustees of Guarantor only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Performance Guaranty and relating to Guarantor, its shareholders or Trustee shall look solely to the trust estate of Guarantor for the payment or satisfaction thereof.

Guarantor's obligation pursuant to this Performance Guaranty is an unconditional guaranty of payment and performance and not of collectibility. This Performance Guaranty shall remain in full force and effect until each and all of the Guaranteed Obligations shall have been fully paid and performed in accordance with the terms and provisions of the Supply Agreement. Guarantor acknowledges that BECo has entered into the Supply Agreement in reliance on this Performance Guaranty being a continuing and irrevocable agreement and Guarantor agrees that the Guaranteed Obligations hereunder may not be revoked in whole or in part. BECo shall have no obligation to assert any claim or demand or to enforce any remedy under the Supply Agreement or to proceed first against Select or any other person or entity, or resorting to any security or making of any effort to obtain payment or performance by Select or any other person or entity. No delay or omission by BECo to exercise any right under this Performance Guaranty shall impair any right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Performance Guaranty shall be deemed a waiver of any other breach or default.

The liability of Guarantor under this Performance Guaranty shall be absolute, unconditional and irrevocable, irrespective of: (a) any change in time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment to, modification of, waiver of, or any consent to departure from, the Supply Agreement, (b) any change in ownership of Guarantor or Select; (c) any bankruptcy, insolvency, or reorganization of, or other similar proceedings involving Guarantor or Select; or (d) any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Guarantor represents that it has discussed with its counsel the various defenses that may be available to a guarantor or surety under law, and, to the fullest extent permitted by law, Guarantor waives each and every defense (other than payment) which may be available to it in respect of its obligations under this Performance Guaranty and covenants that this Performance Guaranty will not be discharged except by complete payment and performance of the Guaranteed Obligations as provided above.

If a claim is made upon BECo at any time for repayment or recovery of any amounts received by BECo from any source on account of any of the Guaranteed Obligations and BECo pursuant to a court order and applicable law repays or returns any amounts so received, then the Guarantor shall remain liable for the amounts so repaid (such amounts being deemed part of the Guaranteed Obligations) to the same extent as if such amounts had never been received by BECo, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Guaranteed Obligations.

Guarantor, hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law, promptness, diligence, notice of acceptance and other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty and any requirement that BECo protect, secure or perfect any security interest or exhaust any right or first proceed against Select or any other person or entity.

This Performance Guaranty shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of and be enforceable by BECo and its successors and permitted assigns.


IN WITNESS WHEREOF, this Performance Guaranty has been executed by a duly authorized officer of Guarantor as of the date first written above.



NORTHEAST UTILITIES, Guarantor
By:/S/Randy A. Shoop
Title: Assistant Treasurer - Finance

Accepted:

Boston Edison Company
By:/S/Douglas A. Horan
Title: Senior Vice President